                                                                    EXHIBIT 10.2

                   FIFTH AMENDMENT TO BUSINESS LOAN AGREEMENT

                                    BETWEEN

                             CFI PROSERVICES, INC.

                                      AND

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                               DECEMBER 31, 1996

                   FIFTH AMENDMENT TO BUSINESS LOAN AGREEMENT

    THIS FIFTH AMENDMENT TO BUSINESS LOAN AGREEMENT ("Amendment") is made between CFI ProServices, Inc., an Oregon corporation ("Borrower"), and Bank of America National Trust & Savings Association, successor by merger to Bank of America Oregon (including its successors and/or assigns, "Bank").

                                   BACKGROUND

    A. On November 8, 1995, Bank and Borrower executed that certain Business Loan Agreement ("Original Agreement"), in which Bank agreed to lend, and Borrower agreed to borrow, a revolving line of credit in the maximum original principal sum of $5,000,000.00. Since the date of the Original Agreement, Bank and Borrower have entered into the following amendments that have changed certain terms and conditions of the Original Agreement, including but without limitation (i) increasing the maximum amount of the revolving line of credit to $7,500,000 ("Loan") and (ii) extending the maturity date of the Loan to January 1, 1997: Amendment No. 1 to Business Loan Agreement, dated as of May 17, 1996 ("First Amendment"); Amendment No. 2 to Business Loan Agreement, dated as of July 1, 1996 ("Second Amendment"); Amendment No. 3 to Business Loan Agreement, dated as of September 24, 1996 ("Third Amendment"); and Amendment No. 4 to Business Loan Agreement, dated as of November 21, 1996 ("Fourth Amendment"). The Original Agreement, as modified by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is hereinafter called the "Agreement".

    B. Recently, Borrower and Bank discussed extending the term of the Loan and changing certain other terms and conditions contained in the Agreement.

    C. Bank and Borrower desire to enter into this Amendment to set forth the terms and conditions on which the Loan shall be extended.

                                   AGREEMENTS

    For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Bank and Borrower, the parties agree to amend the Agreement as follows:

I.  LINE OF CREDIT AMOUNT AND TERMS

        1. COMMITMENT. Subsection 1.1(a) of the Agreement is hereby deleted in its entirety, and the following Subsection 1.1(a) is inserted in its place:

        (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The "Commitment" shall be as follows: (1) for the period covering January 1, 1997 through the end of February, 1997, the amount of the line of credit shall be Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00); and (2) for the period commencing March 1, 1997 and continuing through the Expiration Date, and subject to Borrower's satisfaction of the conditions precedent set forth in that certain Fifth Amendment to Business Loan Agreement, dated as of December 31, 1996 and executed by and between Bank and Borrower ("Fifth Amendment"), the amount of the line of credit shall be Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), subject to the Borrowing Base (as defined in the Fifth Amendment).

        2. MAXIMUM AMOUNT OF THE LINE OF CREDIT. Subsection 1.1(c) of the Agreement is hereby deleted in its entirety, and the following Subsection 1.1(c) is inserted in its place:

        (c) Borrower shall not permit the outstanding principal balance of the line of credit to exceed (1) for the period covering January 1, 1997 through the end of February, 1997, Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), and (2) for the period commencing March 1, 1997 and continuing through the Expiration Date, the lesser of (i) Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), or (ii) the amount of the Borrowing Base.

II.  AVAILABILITY PERIOD

    1. EXPIRATION DATE. Subsection 1.2 of the Agreement is hereby deleted in its entirety, and the following Subsection 1.2 is inserted in its place:

        1.2 AVAILABILITY PERIOD. Subject to the timely satisfaction of the conditions precedent outlined in this Agreement, as it may be amended from time to time, the line of credit is available between the date of this Agreement and December 1, 1997 (the "Expiration Date") unless the Borrower is in default.

III.  REPAYMENT TERMS

    1. BORROWING BASE. The following new Subsection 1.4(d) is hereby inserted into the Agreement:

        (d) If at anytime on or after March 1, 1997, the principal amount outstanding under the line of credit exceeds the amount of the Borrowing Base, Borrower shall immediately repay, without notice from Bank, the line of credit in an amount that equals the difference between the principal amount outstanding under the line of credit, less the amount of the Borrowing Base.

IV.  DISBURSEMENTS

    1. REQUESTS FOR CREDIT. Subsection 3.1 of the Agreement is hereby deleted in its entirety, and the following Subsection 3.1 is inserted in its place:

        3.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank, and on and after March 1, 1997 shall include the current Borrowing Base Certificate (as defined in the Fifth Amendment).

V.  CONDITIONS

    1. CUSTOMER BORROWING PLAN. Subsection 4.2 of the Agreement is hereby deleted in its entirety, and the following Subsection 4.2 is inserted in its place:

        4.2 CUSTOMER BORROWING PLAN. Notwithstanding the generality of the foregoing or anything to the contrary in this Agreement, Bank shall have no obligation to extend, or to continue to extend, any credit to Borrower under this Agreement on or after March 1, 1997 if Borrower has not executed and delivered to Bank the Customer Borrowing Plan, in conformity with the Fifth Amendment.

VI.  COVENANTS AND DEFAULTS

    1. FINANCIAL INFORMATION. Subsection 6.2(c) of the Agreement is hereby deleted in its entirety, and the following Subsection 6.2(c) is inserted in its place:

        (c) Promptly provide Bank all reports and information required by the Customer Borrowing Plan.

    2. CURRENT RATIO. Subsection 6.3 of the Agreement is hereby deleted in its entirety, and the following Subsection 6.3 is inserted in its place:

        6.3 CURRENT RATIO. To maintain a ratio of current assets to current liabilities equal to at least the amounts indicated for each date specified below; provided that Borrower shall not be in default of this covenant if noncompliance with the ratios indicated below is cured within 45 days of the applicable dates noted below and such cure is documented on a month-end financial statement acceptable to the Bank:

DATE                                         RATIO
----------------------------------------     -----
12/31/96, 3/31/97 and 6/30/97                   1.00
9/30/97                                         1.20

    3. CURE PERIODS. All references in the Agreement to a 90 day cure period for noncompliance with covenants contained in the Agreement are hereby deleted in their entirety, including but without limitation the reference contained in Subsection 6.4 of the Agreement.

    4. DEFAULTS. Clause (iv) of Section 7 of the Agreement is hereby deleted in its entirety.

VII.  CONDITIONS PRECEDENT.

    1. PAYMENT OF FEES AND DELIVERY OF DOCUMENTS. Unless waived in writing by Bank, this Amendment shall be of no force or effect for the period commencing January 1, 1997 and extending through the end of February, 1997 until Borrower pays to Bank the sums due Bank under this Amendment and delivers to Bank a fully executed copy of this Amendment. Unless waived in writing by Bank, this Amendment shall be of no force or effect for the period commencing March 1, 1997 and continuing through the Expiration Date until Borrower pays to Bank the sums due Bank under this Amendment and delivers to Bank a fully executed copy of this Amendment and the customer borrowing plan, substantially in the form of EXHIBIT A, attached to and hereby incorporated into this Amendment, which document shall constitute the "Customer Borrowing Plan". Bank and Borrower further agree that, between the date of this Amendment and March 1, 1997: (a) Bank, at Borrower's expense up to $5,000 in any twelve month period, shall audit Borrower's Accounts (as defined in EXHIBIT A); and (b) Bank and Borrower shall negotiate in good faith to set the amount of the margin used to determine the Borrowing Base (as defined in EXHIBIT A), but in no event shall the margin exceed 60% of Borrower's Accounts.

    2. DOCUMENTATION EXPENSE. Borrower shall pay, reimburse and indemnify Bank for all expenses and allocated cost of Bank's in-house counsel incurred in connection with the negotiation, preparation and execution of this Amendment; provided that the total amount due shall not exceed $1,500.

VIII.  MISCELLANEOUS.

    a. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed.

    b.  This Amendment shall be governed by the laws of the State of Oregon.

    c. If any provision or clause of this Amendment conflicts with applicable law, such conflict shall not affect other provisions or clauses hereof which can be given effect without the conflicting provision, and to this end the provisions hereof are declared to be severable.

    d. The captions and headings of the sections of this Amendment are for convenience only and shall not be used to interpret or define the provisions hereof.

    e. This Amendment may be signed in any number of counterparts and shall constitute an enforceable agreement when all signed counterparts are assembled together in one Amendment that is signed by all parties.

    WRITTEN AGREEMENTS: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

BORROWER:                                               BANK:
CFI PROSERVICES, INC.                                   BANK OF AMERICA NATIONAL TRUST &
                                                        SAVINGS ASSOCIATION

By:              /s/ FRED HALL                          By:          /s/ STEVEN R. WILKINS
   ------------------------------------------           ------------------------------------------
   Name:         Fred Hall                                 Name:      Steven R. Wilkins
   Its:      Vice President and CFO                        Its:          Vice President

                                   EXHIBIT A
                (TO FIFTH AMENDMENT TO BUSINESS LOAN AGREEMENT)
        CUSTOMER BORROWING PLAN -- REVOLVING LINE OF CREDIT -- ACCOUNTS
BANK'S NAME: BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
BORROWER'S NAME: CFI ProServices, Inc.
TOTAL LINE LIMIT: $7,500,000.00
TERMS OF SALE: PROGRESS BILLINGS -- NET 30

                         ACCOUNTS BORROWING BASE/LIMIT

    Total borrowing base up to % (which percentage shall in no event exceed 60%) of Accounts (as defined in the next sentence) to a maximum of Total Line Limit ("Borrowing Base"). ACCOUNTS shall mean all of Borrower's receipts, accounts, drafts, acceptances, letters of credit, contract rights of and for moneys and performances due or to become due, chattel paper and other forms of gross receivables, which are reflected on Borrower's financial statements as of the end of the most recent calendar month in conformity with generally accepted accounting principles.

                             REPORTING REQUIREMENTS

    Borrower shall submit the following:

       Borrowing Base Certificates not later than 10 days after the end of each fiscal month in the form attached to and hereby incorporated as SCHEDULE 1; and Other financial reports and information reasonably requested by Bank from time to time, such as Accounts agings, within 10 days of Bank's request.

                                COMPANY RECORDS

    At reasonable times, Bank will have access to all books and records of the Borrower. Bank may conduct regular examinations at its discretion and Borrower's expense, including but without limitation semi-annual inspections.

                  SUBJECT TO TERMS OF BUSINESS LOAN AGREEMENT

    This Customer Borrowing Plan is executed in connection with and is subject to the terms of the Business Loan Agreement, as amended. In the event of any conflict between the terms of this Customer Borrowing Plan and the terms of the Business Loan Agreement, the most stringent terms shall control, unless Bank shall have otherwise agreed in writing.
Dated this 1st day of March, 1997.
BORROWER: CFI ProServices, Inc.
By ___________________________________
Its __________________________________
Date _________________________________

BANK: BANK OF AMERICA NATIONAL TRUST &
SAVINGS ASSOCIATION
By ___________________________________
Its __________________________________
Date _________________________________

                                   SCHEDULE 1
                             CFI PROSERVICES, INC.
                          BORROWING BASE CERTIFICATE #
                                 --------------

Accounts reflected on most recent monthly financial statement dated
-------------------------------


BORROWING BASE (method of calculation based on Accounts):

  1.       Total Accounts                                                          $ ------------

  2.       Less: less than=60%* multiplied by Line 1                              $( ------------)

  3.       Borrowing Base                                                          $ ------------

LOAN ACTIVITY:

  4.       Beginning Loan Balance (Line 8 of previous Borrowing
             Base Certificate)                                                     $ ------------

           PLUS: Advances since last Borrowing Base Certificate   $ ------------

  5.       Less: Payments since last Borrowing Base Certificate  $( ------------)

  6.       Current Loan Balance (Lines 4 + 5 + 6)                                  $ ------------

  7.       Add: New Advance Requested                             $ ------------

  8.       New Loan Balance (Lines 6 + 7)                                          $ ------------

  9.       Excess Borrowing Base (Lines 3 - 8)                                     $ ------------


--------------------------------------------------------------------------------

In accordance with the terms and conditions of that certain Business Loan Agreement, as amended ("Agreement"), dated as of November 8, 1995, between (a) CFI ProServices, Inc. ("Borrower") and (b) Bank of America National Trust & Savings Association ("Bank"), Borrower hereby applies for an advance in the amount stated in Line 7 above. In making this application, Borrower certifies that this Borrowing Base Certificate and any accompanying documents are true, complete and correct. Borrower warrants that it is not in default under the Agreement and no default would exist after the giving of a notice, the lapse of time or after giving effect to the advance requested.

CFI PROSERVICES, INC.

By:
--------------------------------------------------    Dated:
--------------------------

--------------------------------------------------
   Title of Authorized Signer
* To be set in conformity with the Fifth Amendment to the Agreement